UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2007

Mirant Corporation
(Exact name of registrant as specified in charter)

Delaware	001-16107	20-3538156
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia	30338
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 579-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 8.01.  Other Events

On August 7, 2007, Mirant Corporation (“Mirant”) issued a press release announcing that it had entered into a settlement agreement (the “Appeal Settlement”) with Resurgence Asset Management, L.L.C.; Luxor Capital Group, LP; King Street Capital Management, L.L.C.; Pirate Capital LLC; Basso Capital Management, L.P.; and Whitebox Advisors, LLC, who are appealing to the United States Court of Appeals for the Fifth Circuit (the “Fifth Circuit”) the approval in Mirant’s bankruptcy proceedings of the Settlement Agreement and Release dated May 30, 2006 (the “Pepco Settlement”), entered into among Mirant, Potomac Electric Power Company (“Pepco”), and various related parties.  Pepco and Southern Maryland Electric Cooperative are also parties to the pending appeal and to the Appeal Settlement.  Mirant expects that the Appeal Settlement will result in the dismissal of the pending appeal, which will allow the Pepco Settlement to become effective.  The press release contains certain forward-looking statements, all of which are subject to the cautionary statement about forward-looking statements set forth therein.  A copy of Mirant’s August 7, 2007, press release is furnished hereto as Exhibit 99.1 and incorporated by reference herein. A copy of the settlement agreement is furnished hereto as Exhibit 99.2 and incorporated by reference herein.

On August 6, 2007, Mirant and Pepco entered into an agreement modifying the procedures for Pepco’s liquidation of the shares of Mirant common stock to be distributed to Pepco under the Pepco Settlement. A copy of that agreement is furnished hereto as Exhibit 99.3 and incorporated by reference herein.

.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description

99.1	Press Release dated August 7, 2007

99.2

Letter agreement, dated August 7, 2007, among Resurgence Asset Management, L.L.C.; Luxor Capital Group, LP; King Street Capital Management, L.L.C.; Pirate Capital LLC; Basso Capital Management, L.P.; and Whitebox Advisors, LLC; Mirant and debtor affiliates; Potomac Electric Power Company; and Southern Maryland Electric Cooperative

99.3	Modification of Liquidation Procedures, dated August 6, 2007, between Pepco and Mirant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 7, 2007

Mirant Corporation

/s/ Thomas Legro
Thomas Legro
Senior Vice President and Controller
(Principal Accounting Officer)